UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2006

Xethanol Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50154	84-1169517
(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 723-4000
(Registrant’s Telephone Number, Including Area Code)

__________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 1, 2006, the board of directors of Xethanol Corporation (“Xethanol”) elected David R. Ames, William P. Behrens and Marc J. Oppenheimer to serve as directors of the company. Each election was effective immediately. At a meeting of the board on October 5, 2006, Mr. Ames was appointed to serve on the compensation and governance committees of the board and both Messrs. Behrens and Oppenheimer were appointed to serve on the audit, compensation and governance committees of the board. Mr. Behrens will serve as chairman of the governance committee and Mr. Oppenheimer will serve as chairman of the audit committee. A copy of the press release issued by Xethanol on October 3, 2006 announcing the election of Messrs. Ames, Behrens and Oppenheimer to the board of directors is attached to this Current Report on Form 8-K as Exhibit 99.1

William P. Behrens is the Vice Chairman of Northeast Securities, Inc. (“Northeast”), a multi-line financial services firm serving both institutional and individual clients. Pursuant to a placement agent agreement dated as of February 22, 2006 (the “Placement Agent Agreement”) between Xethanol and Northeast, Northeast acted as Xethanol’s placement agent in connection with the private offering of Xethanol’s common stock and warrants to purchase common stock consummated on April 13, 2006. In consideration of Northeast’s services under the Placement Agent Agreement, on April 13, 2006 Xethanol paid Northeast $1,928,397 in cash and issued to Northeast and its designees warrants (the “Placement Agent Warrants”) to purchase a total of 606,938 shares of Xethanol’s common stock at an exercise price $4.50 per share, exercisable at any time until April 12, 2009. The Placement Agent Warrants may be exercised on a “cashless” basis at any time and are otherwise exercisable on the same terms and conditions as the warrants issued to the investors in the April 2006 private placement. Placement Agent Warrants to purchase 63,891 shares of common stock were issued to Mr. Behrens as a designee of Northeast. The Placement Agent Agreement provides that the shares of common stock issuable upon exercise of the Placement Agent Warrants are entitled to registration rights on the same terms as the shares of common stock and warrants purchased by the investors in the April 2006 private placement. The resale of the shares of common stock issuable on exercise of the Placement Agent Warrants is covered by the Registration Statement on Form SB-2 (File No. 333-135121) filed by Xethanol with the Securities and Exchange Commission (the “SEC”) on June 16, 2006 as amended by Amendment No. 1 to Registration Statement on Form SB-2/A filed by Xethanol with the SEC on September 15, 2006 (the “Registration Statement”). As of the date of the filing of this Current Report on Form 8-K, the Registration Statement has not been declared effective by the SEC.

On October 1, 2006, Xethanol and Northeast entered into an advisory agreement pursuant to which Northeast will, on a non-exclusive basis, assist Xethanol in various corporate matters including advice relating to general capital raising, mergers and acquisition matters, recommendations relating to business operations and strategic planning. In consideration of these services, Xethanol will pay Northeast an advisory fee of $10,000 per month during the term of the agreement and reimburse Northeast for all necessary and reasonable out-of-pocket costs and expenses it incurs in the performance of its obligations under the agreement. The term of the agreement is one year, subject to earlier termination by Xethanol in the event of a material breach by Northeast of any of its obligations under the agreement. The agreement provides that if, within twelve months after the termination of the agreement, Xethanol either (i) consummates a financing transaction with any investor introduced to Xethanol by Northeast prior to the termination or (ii) enters into a definitive agreement to consummate a financing transaction with any such investor and the financing transaction is consummated within six months thereafter, then Xethanol shall pay Northeast a cash fee in line with industry standard rates. The agreement also provides that Xethanol shall indemnify Northeast against any losses, claims, damages and liabilities it may incur as a result of its engagement as an advisor under the agreement, other than losses, claims, damages and liabilities resulting solely from Northeast’s gross negligence or willful misconduct.

Except as disclosed in the immediately preceding two paragraphs, there has been no transaction during the past two years, or proposed transaction, to which Xethanol was or is to be a party in which Messrs. Ames, Behrens or Oppenheimer had a direct or indirect interest required to be disclosed under Item 404 of Regulation S-B.

On October 5, 2006, Franz A. Skryanz resigned as a member of Xethanol’s board of directors and the board of directors elected Lawrence S. Bellone to fill the vacancy created by Mr. Skryanz’s resignation. Both Mr. Skryanz’s resignation and Mr. Bellone’s election were immediately effective. Mr. Skryanz’s resignation was not the result of a disagreement with management regarding the operations, policies or practices of Xethanol. A copy of Mr. Skryanz’s letter of resignation is attached to this Current Report on Form 8-K as Exhibit 99.2.

Lawrence S. Bellone has served as Xethanol’s Chief Financial Officer since April 2005. In connection with his appointment as Chief Financial Officer, in April 2005 Xethanol granted to Mr. Bellone an option to purchase 100,000 shares of Xethanol’s common stock at an exercise price of $3.75 per share, the market price of the common stock on the date of grant. The option was fully vested upon the date of grant and expires on the third anniversary of the date of grant. During 2005, Xethanol paid Mr. Bellone $135,000 in salary. In addition, in April 2005 Xethanol issued to Mr. Bellone 250,000 shares of common stock valued at $812,500 in the aggregate based upon the market price of the common stock on the date of issuance. Mr. Bellone is currently employed at an annual salary of $180,000. In addition, in February 2006 Xethanol granted to Mr. Bellone an option to purchase 100,000 shares of Xethanol’s common stock at an exercise price of $5.56 per share, the market price of the common stock on the date of grant. The option will vest upon the first anniversary of the date of grant and expires on the fifth anniversary of the date of grant.

Except as disclosed in the immediately preceding paragraph, there has been no transaction during the past two years, or proposed transaction, to which Xethanol was or is to be a party in which Mr. Bellone had a direct or indirect interest required to be disclosed under Item 404 of Regulation S-B.

Item 9.01 Exhibits.

The following is the index of exhibits furnished in accordance with Item 601 of Regulation S-K, filed as part of this Current Report on Form 8-K or incorporated by reference herewith:

99.1	Press release issued by Xethanol Corporation on October 3, 2006.

99.2	Letter dated October 5, 2006 from Franz A. Skryanz.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xethanol Corporation

Date: October 10, 2006	By:	/s/ Louis B. Bernstein
Louis B. Bernstein Interim Chief Executive Officer and President